EXHIBIT 21.1


                          GLOBAL IMAGING SYSTEMS, INC.
                        Direct and Indirect Subsidiaries

                                                                    ADDITIONAL NAME(S)
                                                                       UNDER WHICH                JURISDICTION
                                                                        SUBSIDIARY                    OF
                              NAME                                     DOES BUSINESS              ORGANIZATION
----------------------------------------------------------------- ------------------------------ ---------------------
American Photocopy Equipment Company of Pittsburgh                AMCOM Office Systems           Delaware
ARMDAP, Inc.                                                      Advanced Business              California
                                                                  Machines
Berney, Inc. and its subsidiary                                                                  Alabama
    Southern Copy Systems, Inc.                                                                  Alabama
Capitol Office Solutions, Inc. and its subsidiaries:                                             Delaware
    Capitol Copy Products, Inc.                                                                  Delaware
    COS Financial, Inc.                                                                          Maryland
      Office Tech Incorporated                                                                   New Jersey
Carr Business Machines of Great Neck, Inc.                        Carr Business Systems          New York
Column Office Equipment, Inc.                                                                    Illinois
Connecticut Business Systems, Inc.                                                               Connecticut
Conway Office Products, Inc. and its subsidiaries:                                               New Hampshire
    Business Equipment Unlimited                                                                 Maine
    Cameron Office Products, Inc.                                                                Massachusetts
    Eastern Copy Products, Inc.                                                                  New York
Copy Service and Supply, Inc.                                                                    North Carolina
Distinctive Business Products, Inc.                                                              Illinois
Duplicating Specialties, Inc.                                     Copytronix                     Oregon
                                                                  Henderson's Office Systems
Electronic Systems, Inc. and its subsidiary:                                                     Virginia
    Electronic Systems of Richmond, Inc.                                                         Virginia
Global Imaging Finance Company                                                                   Delaware
Global Imaging Operations, Inc. *                                                                Delaware
Global Operations Texas, L.P.                                     Felco Office Systems           Texas
                                                                  Dahill Industries              Texas
Lewan & Associates, Inc.                                                                         Colorado
Quality Business Systems, Inc.                                                                   Washington
Southern Business Communications, Inc. and its subsidiaries:                                     Georgia
    AV Presentations, Inc.                                                                       Georgia
    Brinckmann & Associates, Inc.                                                                Georgia
    Centre Business Products, Inc.                                                               Pennsylvania
    Daniel Communication, Inc.                                                                   Alabama
    ProView, Inc.                                                                                North Carolina

      * a subsidiary of Global, ARMDAP, Inc., Column Office Equipment, Inc., Office Tech, Inc., Daniel Communications, Inc., Southern Copy Systems, Inc., Distinctive Business Products, Inc., Duplicating Specialties, Inc., Carr Business Machines, Capitol Office Solutions, Inc., Electronic Systems of Richmond, Inc., Electronic Systems, Inc., Lewan & Associates, Inc., Eastern Copy Products, Inc., Business Equipment Unlimited, ProView, Inc., Centre Business Products, Inc., Connecticut Business Systems, Inc., Copy Service & Supply, Inc., American Photocopy Equipment Company of Pittsburgh, Berney, Inc., Conway Office Products Inc., Global Operations Texas, L.P. and Southern Business Communications, Inc.